FORM 10f 3

THE BLACKROCK FUNDS

Record of Securities
Purchased
Under the Trust s
Rule 10f 3 Procedures

1 	Name of Purchasing
Portfolio   BlackRock Bond
Allocation Target Shares  Series
S Portfolio  BATSS   Short
Term Bond Portfolio of
Short Term Bond Master
Trust  MF SHORT
2 	Issuer     MetLife
  Inc   2014

3 	Date of Purchase
08 03 10
4 	Underwriter from whom
 purchased   UBS Securities LLC
5 	Name of Affiliated
Underwriter  as defined in
the Trust s procedures  managing
or participating in syndicate
 PNC Capital Markets LLC

a 	List Members of
Underwriting Syndicate
Banc of America Securities LLC
Deutsche Bank Securities Inc
   HSBC Securities  USA  Inc
   UBS Securities
LLC  Wells Fargo Securities
LLC  Credit Suisse Securities
  USA  LLC  BNP
Paribas Securities Corp
Credit Agricole Securities
USA  Inc   RBS
Securities Inc   SG Americas
 Securities  LLC  PNC Capital
 Markets LLC
Scotia Capital  USA  Inc
Standard Chartered Bank
Nikko Bank
 Luxembourg  S A   UniCredit
 Capital Markets  Inc
U S  Bank  National
Association  The Williams
Capital Group  L P
ANZ Securities  Inc   BNY
Mellon Capital Markets
LLC  Mitsubishi UFJ S
ecurities  USA   Inc   Lloyds
TSB Bank plc  Commerz
Markets LLC  Raymond James
Associates  Inc
Santander Investment
Securities Inc
Loop Capital Markets
LLC  Blaylock
Robert Van LLC
Cabrera Capital Markets
  LLC  Guzman   Company
Samuel A  Ramirez
Company  Inc
Muriel Siebert
Co   Inc   CastleOak
Securities  L P
MFR Securities  Inc
Toussaint Capital Partners  LLC

6  	Aggregate
principal amount purchased
  out of total offering
if an equity
offering  list aggregate
 number of shares purchased
  out of total number of shares
offered

	 BATSS   870 000 out
of  1 000 000 000   MF SHORT
   3 320 000 out of
 1 000 000 000

7  	Aggregate principal
amount purchased by funds
advised by BlackRock and any
purchases by other accounts
with respect to which BlackRock
 has investment
discretion  out of the total
offering   if an equity offering
  list aggregate number
of shares purchased
out of total number of
hares offered     110 000 000 out of
 1 000 000 000

8  	Purchase price
net of fees and expenses
     99 867
9  	Date offering commenced
  if different from Date of
Purchase
10 	Offering price at end
of first day on which any sales
were made
11  	Have the following
conditions been satisfied
Yes	No
a 	The securities are
part of an issue registered under
      the Securities Act of 1933
  as amended  which
      is being offered to the
public  or are Eligible Municipal
		Securities  or
are securities sold in an
Eligible Foreign
      Offering or are securities
 sold in an Eligible Rule 144A
		Offering or part
 of an issue of government
      securities
X

	b 	The securities
were purchased prior to the
		end of the first
day on which any sales
		were made  at a
price that was not more
		than the price
paid by each other
		purchaser of
securities in that offering
		or in any
concurrent offering of the
		securities
except  in the case of an
		Eligible Foreign
Offering  for any rights
		to purchase
required by laws to be granted
		to existing
security holders of the
		Issuer  or
if a rights offering  the
		securities
were purchased on or before the
		fourth day
preceding the day on which the
rights offering terminated
X

	c 	The underwriting was
a firm commitment
		underwriting
X

	d 	The commission
spread or profit was
		reasonable and fair
in relation to that
		being received by
others for underwriting
		similar securities
during the same period
X

	e 	In respect of any
securities other than
		Eligible Municipal
Securities  the issuer
		of such securities
has been in continuous
		operation for not
less than three years
		 including the
operations of predecessors
X

f 	Has the affiliated
underwriter confirmed
      that it will not receive
any direct or indirect
      benefit as a result of
BlackRock s participation
      in the offering
 X



Approved by
Miguel Cota
Date           08 25 10



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